Exhibit 3.2

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 AMENDED AND RESTATED BYLAWS OF
AMERICA’S CAR MART, INC.
Adopted: December 4, 2007

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ARTICLE I.
OFFICES
Section 1.  The registered office shall be located in Irving, Texas; provided, that the registered office may be moved to another location within the State of Texas as the Board of Directors may determine from time to time.
Section 2.  The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may determine from time to time or the business of the corporation may require.

ARTICLE II.
ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.  All meetings of the shareholders for the election of directors shall be held at such place and at such time and date as may be fixed from time to time by the Board of Directors. Said meetings may be held either within or without the State of Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meetings, the shareholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
Section 2.  Written or printed notice of the annual meeting stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in accordance with Section 3 of this Article II, or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 3.  On consent of a shareholder, notice from the corporation under any statute, the Articles of Incorporation, or these Bylaws may be given to the shareholder by electronic transmission in accordance with Texas law.
ARTICLE III.
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Texas law or by the Articles of Incorporation, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.
Section 3.  Written or printed notice of a special meeting stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in accordance with Section 3 of Article II, or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE IV.
QUORUM AND VOTING OF STOCK

Section 1.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Articles of Incorporation, these Bylaws or Texas law, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.
Section 3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
In all elections of directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.
Section 4.  Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
Section 5.  No proposal submitted by a stockholder of the corporation for consideration at an annual meeting of stockholders will be considered at any such meeting unless the Secretary of the corporation has received written notice of the matter proposed to be presented on or prior to the date which is sixty (60) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders.

ARTICLE V.
DIRECTORS

Section 1.  The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the Board of Directors from time to time. The number of directors may be increased to more than fifteen or decreased to less than three (but in no event less than one) from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Texas nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

Section 2.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.  Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation.  No nomination submitted by a stockholder of the corporation will be submitted to stockholder vote at an annual meeting of stockholders unless the Secretary of the corporation has received written notice of the nomination on or prior to the date which is sixty (60) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual stockholders’ meeting.  Such shareholder's notice shall include the following:

(1)	the name and address of the nominating stockholder;
(2)	a representation that the stockholder is a stockholder of the corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(3)
such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the Board;

(4)
a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(5)	the written consent of each nominee to serve as a director of the corporation if so elected; and
(6)	such other information as may be required by any applicable law or regulation.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 3.  Any vacancy occurring in the Board of Directors may be filled in accordance with Section 4 of this Article V or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.
Section 4.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may also be filled by the Board of Directors for a term of office until the next election of directors by shareholders; provided no more than two directorships may be so filled during a period between any two successive annual meetings of shareholders.
Section 5.  Notwithstanding Sections 3 and 4 of this Article V, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 6.  The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
Section 7.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Texas, at such place or places as they may from time to time determine.
Section 8.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI.
MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.
Section 2.  Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.
Section 3.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two days' notice to each director, either personally, by mail, by telegram, or by electronic means as specified in Section 5 of this Article VI; special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two directors.
Section 4.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5.  On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the board of directors may be given to the director by electronic transmission in accordance with Texas law.
Section 6.  A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by Texas law or by the Articles of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by Texas law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing which shall set forth the action taken and be signed by all members of the Board of Directors or of the committee, as the case may be.

ARTICLE VII.
COMMITTEES OF DIRECTORS

Section 1.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, proposing a reduction of the stated capital of the corporation, approving a plan of merger, share exchange or conversion of the corporation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies or designating alternate members of the Board of Directors or any committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers of the corporation or members or alternate members of any committee, fixing the compensation of any member or alternate members of a committee, or altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless the resolution designating a particular committee or the Articles of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation.

ARTICLE VIII.
NOTICES

Section 1.  Whenever, under the provisions of Texas law or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing:  (i) by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; (ii) by electronic transmission (including: facsimile, electronic mail, posting to an electronic network, or other consented to form) to such director or shareholder if consented to; or (iii) in the case of a director, notice may also be given by telegram.
Section 2.  Whenever any notice whatever is required to be given under the provisions of Texas law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors for the purpose of a meeting is not required to be specified in a written waiver of notice, a waiver by electronic transmission, or a waiver by telegram, unless required by the Articles of Incorporation.

ARTICLE IX.
OFFICERS

Section 1.  The officers of the corporation shall be chosen by the Board of Directors and there shall be a President and a Secretary.  The Board of Directors may also elect or appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 2.  The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the officers of the corporation, none of whom need be a member of the Board, other than the Chairman of the Board.
Section 3.  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
Section 4.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors, in its discretion.

CHIEF EXECUTIVE OFFICER
Section 5.  The Board of Directors may designate a Chief Executive Officer of the corporation.  The Chief Executive Officer shall have responsibility for the general management and direction of the business of the corporation and for the execution of all orders and resolutions of the Board of Directors.  In addition to the powers prescribed in these Bylaws, he shall have all of the powers usually vested in the chief executive officer of a corporation and such other powers as may be prescribed from time to time by the Board of Directors.  He may delegate any of his powers and duties to any other officer with such limitations as he may deem proper.  Should the Board of Directors fail to designate a Chief Executive Officer, the President shall have the powers and perform the duties specified in this Section 5.

THE PRESIDENT
Section 6.  The President may execute deeds, conveyances, notes, bonds, and other contracts either with or without the attestation of the Secretary required thereon and either with or without the seal of the corporation.  In addition to the powers prescribed in these Bylaws, he shall have all of the powers as may be prescribed from time to time by the Board of Directors. If he is not designated as Chief Executive Officer, the President shall have such powers and perform such duties as may be delegated to him by the Chief Executive Officer, and shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his absence or inability to act.  He may delegate any of his powers and duties to any other officer with such limitations as he may deem proper.

THE VICE PRESIDENTS
Section 7.  The Vice-President, if there is one, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES
Section 8.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9.  The Assistant Secretary, if there is one, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 10.  The Treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
Section 11.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.
Section 12.  If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 13.  The Assistant Treasurer, if there is one, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE X.
CERTIFICATES REPRESENTING SHARES

Section 1.  The corporation shall deliver certificates representing shares to which shareholders are entitled, or the shares of the corporation may be uncertificated shares.  Unless otherwise provided by the Articles of Incorporation or Bylaws, the Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Certificates representing shares shall be signed by the President and Secretary or such other officers as may be designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of such officer or officers upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance.
Section 2.  In accordance with Chapter 8, Business & Commerce Code, the corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Texas Business Corporation Act.  Except as otherwise expressly provided by Texas law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.  No share shall be issued until the consideration therefor, fixed as provided by Texas law, has been fully paid.
Section 3.  Each certificate representing shares shall state upon the face thereof:  (i) that the corporation is organized under the laws of the State of Texas; (ii) the name of the person to whom issued; (iii) the number and class of shares and the designation of the series, if any, which such certificate represents; (iv) the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 4.  In the event the corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.
LOST CERTIFICATES
        Section 5.  If an owner of a certificated security, whether in registered or bearer form, claims that the certificate has been lost, destroyed, or wrongfully taken, the Board of Directors shall direct that a new certificate be issued in place of any certificate theretofore issued by the corporation if the owner:  (i) so requests before the corporation has notice that the certificate has been acquired by a protected purchaser; (ii) files with the corporation a sufficient indemnity bond; and (iii) satisfies other reasonable terms and conditions that the Board of Directors deems expedient to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES
        Section 6.  If a certificated security in registered form is presented to the corporation or the transfer agent of the corporation with a request to register transfer, or an instruction is presented to the corporation or the transfer agent of the corporation with a request to register transfer of an uncertificated security, the corporation shall register the transfer as requested if accompanied by proper evidence of succession, assignment or authority to transfer.  If a new certificate is requested, the corporation shall issue the new certificate to the person entitled thereto, and the old certificate shall be cancelled.  All transactions in certificated and uncertificated shares shall be recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS
Section 7.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section 7, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

REGISTERED SHAREHOLDERS
Section 8.  The corporation shall be entitled to recognize the exclusive right of a person registered in its share transfer records at any particular time as the owner of shares at that time to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its records as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Texas law.

LIST OF SHAREHOLDERS
Section 9.  The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.  Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network in accordance with applicable law.

ARTICLE XI.
INDEMNIFICATION

DEFINITIONS FOR INDEMNIFICATION PROVISIONS
Section 1.  As used in this Article XI, the term:
1)
“Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, conversion, or other transaction in which some or all of the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article XI.

(2)
“Director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

(3)	“Expenses” include court costs and attorneys’ fees.
(4)	“Official capacity” means:
(a)	when used with respect to a director, the office of director in the corporation, and
(b)
when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

(c)	in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any employee benefit plan, other enterprise, or other entity.
(5)
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

STANDARDS FOR INDEMNIFICATION
           Section 2.  The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director if it is determined in accordance with Section 6 of this Article XI that the person:
(1)	conducted himself in good faith;
(2)	reasonably believed:
(a)	in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and
(b)	in all other cases, that his conduct was at least not opposed to the corporation's best interests; and
(3)	in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

DENIAL OF INDEMNIFICATION IN CERTAIN CASES
Section 3.  Except to the extent permitted by Section 5 of this Article XI, a director may not be indemnified under Section 2 of this Article XI in respect of a proceeding:
(1)	in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or
(2)	in which the person is found liable to the corporation.

OUTCOME NOT DETERMINATIVE OF INDEMNIFICATION
Section 4.  The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article XI. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

EXTENT OF INDEMNIFICATION
Section 5.  A person shall be indemnified under Section 2 of this Article XI against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorney’s fees) actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

REQUIREMENTS FOR DETERMINATION OF INDEMNIFICATION
Section 6.  A determination of indemnification under Section 2 of this Article XI must be made:
(1)
by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum;

(2)	by a majority vote of a committee of the Board of Directors, if:
(a)
the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and

(b)	the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding;
(3)	by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subsection (1) or (2) of this section; or
(4)	by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.
Section 7.  Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section 6 of this Article XI for the selection of special legal counsel. A provision contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section 2 of this Article XI shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

MANDATORY INDEMNIFICATION UPON SUCCESSFUL DEFENSE
Section 8.  The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

ADVANCEMENT OF EXPENSES; WRITTEN UNDERTAKING
Section 9.  Reasonable expenses incurred by a present or former director who was, is, or is threatened to be made a named defendant or respondent in a proceeding in which he is or is threatened to be a named defendant or respondent because he is or was a director, shall be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section 6 of this Article XI or the authorization or determination specified in Section 7 of this Article XI, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article XI and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 5 of this Article XI.  A provision contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

Section 10.  The written undertaking required by Section 9 of this Article XI must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.
Section 11.  A provision for the corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section 14 of this Article XI, is valid only to the extent it is consistent with this Article XI as limited by the Articles of Incorporation, if such a limitation exists.

PAYMENT OF EXPENSES WHEN NOT A NAMED DEFENDANT
Section 12.  Notwithstanding any other provision of this Article XI, the corporation shall pay or reimburse expenses incurred by a presently serving director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

INDEMNIFICATION FOR OFFICERS
Section 13.  An officer of the corporation shall be indemnified as, and to the same extent, provided by Section 8 of this Article XI for a director and is entitled to seek indemnification under that section to the same extent as a director. The corporation shall indemnify and advance expenses to an officer of the corporation to the same extent that it shall indemnify and advance expenses to directors under this Article XI.

PURCHASE AND MAINTENANCE OF INSURANCE
Section 14.  The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article XI. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

REPORTS TO SHAREHOLDERS
Section 15.  Any indemnification of or advance of expenses to a director in accordance with this Article XI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

SPECIAL PROVISION FOR EMPLOYEE BENEFIT PLANS
Section 16.  For purposes of this Article XI, the corporation is deemed to have requested a director to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

ARTICLE XII.
GENERAL PROVISIONS

DIVIDENDS
Section 1.  Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to Texas law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation.
Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS
Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR
Section 4.  The fiscal year end of the corporation shall be April 30, unless otherwise fixed by resolution of the Board of Directors.

SEAL
Section 5.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Texas”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XIII.
AMENDMENTS

Section 1.  The Board of Directors may amend or repeal the corporation’s Bylaws, or adopt new Bylaws, unless:
(1)	the Articles of Incorporation or Texas law reserves the power exclusively to the shareholders in whole or part; or
(2)	the shareholders in amending, repealing, or adopting a particular Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw.
Section 2.  Unless the Articles of Incorporation or a Bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation’s Bylaws, the corporation’s shareholders may amend, repeal, or adopt the corporation’s Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.